Solo Brands, Inc Announces Appointment of Chief Financial Officer and New Board Members
Grapevine, Texas, May 12, 2022 /BusinessWire/ -- Solo Brands, Inc (NYSE: DTC), ("Solo Brands" or the "Company"), a direct-to-consumer (DTC) platform for rapidly growing lifestyle brands, today announced the appointment of Somer Webb as Chief Financial Officer (CFO), effective May 16, 2022. As previously announced, Sam Simmons, the Company’s current CFO, will help support the transition and will remain at Solo Brands to ensure a smooth transition.
“Sam has been an integral part of the Solo Brands team, and I appreciate his hard work and dedication to the company,” said John Merris, Chief Executive Officer, “I thank Sam for his many contributions and wish him well in his future endeavors.”
Somer brings over 15 years of financial experience to Solo Brands. She has extensive experience in financial planning and analysis, M&A and driving organic growth through business intelligence insights. She joins Solo Brands from Kent Outdoors, a sporting goods manufacturer, where she was Chief Financial Officer.

Prior to Kent Outdoors, Somer spent the last six years at Worldwide Express, a global logistics provider, where she held a variety of roles of increasing responsibility beginning in 2016 and ultimately served as CFO from February 2019 to January 2022. Before joining Worldwide, Somer held leadership positions at DaVita, Match Group, Amazon, and Yum Brands. Ms. Webb holds a B.B.A. in Management Information Systems from Baylor University and an M.B.A. from University of Texas at Arlington.
“Somer is a great addition to the Solo Brands team. Her extensive financial experience, combined with her strong leadership skills, will enable her to make an immediate impact on our business,” said John Merris, CEO of Solo Brands.
“I am thrilled to be a part of Solo Brands during this exciting time for the Company,” said Ms. Webb, “I look forward to working closely with John and the team to build on the strong foundation they have created to execute our strategic priorities.”
Appointment of New Board of Directors
The Company also announced today that it is adding two new members to its Board of Directors, Mike Dennison and Dave Powers.
“We are excited to welcome Mike and Dave to our Board,” said John Merris, CEO, “Mike’s experience leading an innovation-focused company, combined with his background in global logistics, will be invaluable to us as we continue to grow our business. Dave brings a wealth of merchandising and retail experience to our Board. We look forward to the insights and perspectives both Dave and Mike bring to our Board to enable our brands to realize their full potential.”
About Mike Dennison
Mike Dennison has been the Chief Executive Officer of FOX Factory Holdings Corp since 2019. He joined the company in 2018 as President, Powered Vehicles Group, and serves on the company’s Board of Directors. Prior to joining FOX, Mike served as President and Chief Marketing Officer for Flex Ltd. During his 20-year tenure at Flex, he held a variety of leadership roles, from leading the procurement and global supply chain organizations to serving as Senior Vice President of Business Management for both the High-Velocity Solutions group and the Mobile and Consumer Segment.

Mike earned a Bachelor of Arts degree in liberal arts from Oregon State University in 1989 and most recently is accredited by Harvard Business School in executive courses.
About Dave Powers
Dave Powers serves as President and CEO of Deckers Brands, a global footwear and apparel company. He joined Deckers in 2012 and held a variety of roles before being promoted to President in 2016. Dave has over 20 years of experience in merchandising, concept development and leadership of global retail operations at brands such as Converse and Timberland. Dave was named a 2020 Businessperson of the Year by Fortune magazine.

Dave graduated Cum Laude from Northeastern University with a Bachelor’s degree in marketing.
About Solo Brands, Inc.
Solo Brands, headquartered in Grapevine, TX, is a DTC platform that offers innovative products which help consumers create lasting memories. Solo Brands is comprised of four unique and disruptive lifestyle brands – Solo Stove (www.solostove.com), Chubbies (www.chubbiesshorts.com), Oru Kayak (www.orukayak.com) and ISLE (www.islesurfandsup.com).

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding Ms. Webb’s ability to make an immediate impact on our business and the addition of Messrs. Dennison and Powers to our Board enabling our brands to realize their full potential. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “guidance,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to manage our future growth effectively; our ability to expand into additional markets; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to cost-effectively attract new customers and retain our existing customers; our failure to maintain product quality and product performance at an acceptable cost; the impact of product liability and warranty claims and product recalls; the highly competitive market in which we operate; business interruptions resulting from geopolitical actions, natural disasters, or impacts of the COVID-19 pandemic; risks associated with our international operations; and problems with, or loss of, our suppliers or an inability to obtain raw materials; and the ability of our stockholders to influence corporate matters. These and other important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings we make with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements speak only as of the date the statements are made and are based on information available to Solo Brands at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:
Bruce Williams
Solobrands@icrinc.com
332-242-4303